Exhibit 1.1

REALOGY HOLDINGS CORP.

                     Shares of Common Stock

FORM OF UNDERWRITING AGREEMENT

, 2012

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

As Representatives of the

several Underwriters listed

in Schedule A hereto

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Introductory. Realogy Holdings Corp. (formerly known as Domus Holdings Corp.), a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule A hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of                      shares of Common Stock, par value $0.01 per share, (the “Common Stock”) of the Company (the “Underwritten Shares”). In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional                      shares of Common Stock (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of Common Stock to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

The Company hereby agrees with the Underwriters as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-181988), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration

Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Schedule B hereto, the “Pricing Disclosure Package”): a Preliminary Prospectus dated                     , 2012 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule B hereto.

“Applicable Time” means                      [A/P].M., New York City time, on                     , 2012.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

(a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date (each as defined in Section 3(c) hereof), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (“Material Adverse Effect”); and the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement and minority interests in joint ventures and other non-controlling interests.

(f) Each of the subsidiaries of the Company listed on Schedule G hereto (the “Significant Subsidiaries”) has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, with power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and each of the Significant Subsidiaries of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and the capital stock or other ownership interests of each Significant Subsidiary are owned by the Company free from liens, encumbrances and defects except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g) The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights which have not been waived or have not expired in accordance with their terms.

(h) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated hereby and by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries.

(j) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required (except as may be required as a result of the identity or status of the Underwriters) for the execution, delivery and performance by the Company of the Transactions Documents to which it is a party, the consummation of the transactions contemplated by the Transaction Documents and the compliance by the Company the terms and provisions thereof, except (i) as may be required under state securities or “Blue Sky” laws, in connection with the transactions contemplated hereby, (ii) such as will have been obtained on or prior to the Closing Date or the Additional Closing Date, as the case may be, (iii) for such consents, approvals, authorizations or orders as would not have a Material Adverse Effect, or that would not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents, (iv) the registration of the Shares under the Securities Act, and (v) for such consents, approvals, authorizations or orders as may be required by The New York Stock Exchange and the Financial Industry Regulation Authority, Inc. (“FINRA”).

(k) The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the consummation of the transactions contemplated by the Transaction Documents and the compliance by the Company with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound, which is material to the Company or the subsidiaries of the Company taken as a whole or to which any of the properties of the Company or any such subsidiary is subject, (iii) the charter or by-laws (or applicable formation documents) of the Company or any such subsidiary or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any properties, rights or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument in which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties, rights or assets of the Company or any such subsidiary is subject, except, in the case of clauses (i), (ii) and (iv), where such breach, violation, default lien, charge or encumbrance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company has full corporate power and authority to authorize, issue and sell the Shares as contemplated by this Agreement.

(l) This Agreement has been duly authorized, executed and delivered by the Company. Each of the Transaction Documents (except for this Agreement) has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (z) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(m) Each of the Company and its Significant Subsidiaries has valid title in fee simple to all real property (except any real property held by the Company or any of its subsidiaries subject to and in connection with its relocation services business) and good and valid title to all personal property (other than intellectual property, which is covered by Section 2(o) hereof) owned by them, in each case free and clear of all liens, encumbrances and defects except for such liens, encumbrances and defects incurred under the Company’s existing debt instruments, as otherwise described in the Pricing Disclosure Package or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) The Company and its Significant Subsidiaries (i) possess certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess adequate certificates, authorities or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) have not received any written or formal notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Subject to each of the franchise and license agreements entered into by the Company or any of its Significant Subsidiaries, the Company and each of its Significant Subsidiaries own or have the right to use such patents, patent licenses, trademarks, trademark licenses, service marks, service mark licenses and trade names and registrations thereof and other intellectual property (collectively, “Intellectual Property”) as are necessary to carry on their respective businesses as presently conducted free of all liens other than Permitted Liens, except where the failure to own or possess any of the Intellectual Property would not reasonably be expected to have a

Material Adverse Effect; and except as would not reasonably be expected to have a Material Adverse Effect, all such Intellectual Property is valid and enforceable, has not expired or been abandoned, does not infringe or otherwise violate the rights of others and is not being infringed or otherwise violated by others. In addition to, and not in limitation of, anything else contained in this paragraph (o), the Company or a Significant Subsidiary thereof is the exclusive owner of all rights, title and interest (subject to all existing franchise and license agreements referred to above) in and to the Company IP (as defined below) within the United States and outside the United States is the owner of the registrations and applications as are necessary to carry on its business as such description is included in the Registration Statement, the Pricing Disclosure Package and the Prospectus and as currently conducted, except where the failure to be such owner would not have a Material Adverse Effect. The Intellectual Property with respect to the Company’s ERA Franchise Systems LLC, Century 21 Real Estate LLC, Coldwell Banker LLC, Cartus Corporation, Title Resource Group LLC, NRT LLC, Better Homes and Gardens Real Estate LLC and Sotheby’s International Realty Affiliates LLC businesses (as such description is included in the Registration Statement, the Pricing Disclosure Package and the Prospectus and as currently conducted) is referred to herein as the “Company IP”.

(p) Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties that is required by the Securities Act to be disclosed in a registration statement to be filed with the Commission or that would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents.

(q) The consolidated financial statements and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of (1) the Company, its subsidiaries and (2) PHH Home Loans, L.L.C. (“PHH”) as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; except as otherwise stated therein, such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company, its subsidiaries and PHH and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in the in the Registration Statement, the Pricing Disclosure Package and the Prospectus have in all material respects been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r) Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) there has not been any material change in the capital stock, any change in the long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (B) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (C) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its respective business from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(s) The Company is not an open-end investment company, unit investment trust or a face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an “investment company” or “controlled” by an “investment company” as defined in the Investment Company Act.

(t) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Shares to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(u) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or any of its subsidiaries or (ii) has indicated to the Company that it is considering (a) any downgrading in the rating of any debt securities of the Company or any of its subsidiaries or (b) any announcement that the Company or any of its subsidiaries has been placed on negative outlook.

(v) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Significant Subsidiaries is (i) in violation of its respective charter or by-laws, or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument, to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries or their respective property or assets is bound, or (iii) in violation of any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties or assets, except for such default or violation in the case of clauses (ii) and (iii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) The Company and its Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company believes are adequate to protect the Company and its Significant Subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business; except where any failure of the foregoing to be true and correct would not reasonably be expected to have a Material Adverse Effect.

(x) Each of the agreements entered into in connection with the offering contemplated hereby and described under the heading “Certain Relationships and Related Party Transactions” (together with this Agreement, the “Transaction Documents”) in the Registration Statement, the Pricing Disclosure Package and the Prospectus conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(y) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(z) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses or significant deficiencies in the internal controls of the Company and its subsidiaries.

(aa) To the best knowledge of the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no dispute exists or is imminent between the Company or a subsidiary of the Company and one or more parties that license a franchise, directly or indirectly, from the Company or a subsidiary of the Company (each a “Franchisee”) that could reasonably be expected to have a Material Adverse Effect.

(bb) Each Franchisee is such by virtue of being a party to a franchise contract with the Company or a subsidiary thereof and assuming each such contract has been duly authorized, executed and delivered by the parties thereto, other than the Company or a subsidiary thereof, each such contract constitutes a valid, legal and binding obligation of each party thereto, enforceable against the Company or a subsidiary thereof in accordance with its terms, except (i) for any one or more of such franchise contracts as would not reasonably be expected to have a Material Adverse Effect, and (ii) to the extent that enforcement thereof may be limited by the Enforceability Exceptions.

(cc) The Company and each of its subsidiaries have complied and are currently complying in all material respects with the rules and regulations of the United States Federal Trade Commission and the comparable laws, rules and regulations of each state or state agency applicable to the franchising business of the Company and such subsidiary in each state in which the Company or such subsidiary is doing business. The Company and each subsidiary thereof have complied and are currently complying in all material respects with the Federal Real Estate Settlement Procedures Act and the real estate brokerage laws, rules and regulations of each state or state agency applicable to the real estate franchising business of the Company and such subsidiary in each state in which the Company or such subsidiary is doing business. Each of the Company’s subsidiaries that engages in the title insurance business has complied and is currently complying in all material respects with applicable insurance laws in each state in which such subsidiary is doing business.

(dd) Except as set forth on Schedule F hereto, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”), has been established and maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed, or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code as applicable), whether or not waived; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) none of the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), in each case except as would not have a Material Adverse Effect.

(ee) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States). ParenteBeard LLC, who has certified certain financial statements of PHH and its subsidiaries, is an independent registered public accounting firm with respect to PHH and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ff) The Company and its Significant Subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns, and have paid all taxes shown as due thereon (other than those being contested in good faith and by appropriate proceedings), except where failure to file such tax returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Significant Subsidiaries or any of their respective properties or assets, except as would not reasonably be expected to have a Material Adverse Effect.

(gg) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh) The Company has not taken nor will take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Shares.

(ii) No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been made or reaffirmed without a reasonable basis or have been disclosed other than in good faith.

(jj) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable, it being understood that the Company has not independently verified any data from third party sources, nor has the Company ascertained the underlying economic assumptions relied upon in such data.

(kk) There are no contracts or documents which are required by the Securities Act to be described in a registration statement to be filed with the Commission that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and each such contract or document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ll) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement to be filed with the Commission that is not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(mm) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except in each case as would not have a Material Adverse Effect.

(nn) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo) There is and has been no failure on the part of either the Company or its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(pp) No order has been issued and no proceedings, litigation or investigation have been initiated or, to the best knowledge of the Company, threatened before the Commission or any other federal, state or local or other governmental or regulatory agency, authority or instrumentality or court or arbitrator with respect to the Registration Statement, the Pricing Disclosure Package or the Prospectus or the issuance of the Shares or the, execution, delivery and performance of this Agreement.

(qq) The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Certain Relationships and Related Party Transactions”, “Description of Capital Stock” and “Certain United States Federal Income Tax Considerations for Non-U.S. Holders of Common Stock”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

3. Purchase of the Shares by the Underwriters. (a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, agrees, severally and not jointly, to purchase at a price per share (the “Purchase Price”) of $                     the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule A hereto from the Company.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule A hereto (or such number increased as set forth in Section 8 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives, in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the 30th day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 8 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, in the case of the Underwritten Shares, at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on                     , 2012, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

4. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) The Company will advise the Representatives as soon as reasonably practicable before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement without the Representatives’ consent, which consent will not be unreasonably withheld or delayed. If, at any time prior to the completion of the sale of the Shares by each Underwriter, there occurs an event or development as a result of which the Registration Statement, the Disclosure Package or the Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, or if it is necessary at any such time to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus to comply with any applicable law, the Company as soon as reasonably practicable will notify the Representatives of such event and promptly will prepare and file, at their own expense, an amendment or supplement, which will correct such statement or omission or effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery to investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(c) The Company will notify the Representative as soon as reasonably practicable, and confirm the notice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period (as defined below) as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as

then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(d) The Company will furnish to the Underwriters (i) copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus), in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(e) The Company will arrange for the qualification of the Shares for offer and sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Shares by each Underwriter, provided that the Company will not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(f) For a period of one year from the date of this Agreement, the Company will furnish upon request to the Underwriters, as soon as practicable, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Underwriters to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

(g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, including (i) all expenses in connection with the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection, and the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including any exhibits, amendments and supplements thereto) and any other document relating to the issuance, offer, sale and delivery of the Shares; (ii) the costs of reproducing and distributing each of the Transaction Documents; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) all expenses and fees incurred in connection with the approval of the Shares for book-entry transfer by DTC; (v) the cost of any advertising approved by the Company in connection with the issue of the Shares; (vi) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification and determination of eligibility for investment of the Shares for sale under the laws of such jurisdictions in the United States as the Representatives designate and the printing of memoranda relating thereto; (vii) for expenses incurred in distributing the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including any exhibits, amendments and supplements thereto) to the Underwriters; (viii) the cost of preparing stock certificates; (ix) the costs and charges of any transfer agent and any registrar; (x) all expenses and application fees incurred (including related fees and expenses of counsel for the Underwriters) in connection with any filing with, and clearance of the offering by, FINRA; (xi) the expenses incurred by the Company in connection with any “road show” presentation to potential investors (the “Road Show Expenses”); provided, however, that the Initial Purchasers will pay (x) one half of the Road Show Expenses related to the cost of any chartered aircraft and (y) all Road Show Expenses related to the cost of ground transportation and lunches with potential investors; and (xii) all expenses and application fees related to the listing of the Shares on The New York Stock Exchange. It is understood, however, that except as provided in this Section 4 and Sections 7 and 9, the Underwriters will pay all of their respective costs and expenses, including, without limitation, fees and disbursements of their counsel, transfer taxes payable on the sale of the Shares by them and any advertising expenses created by each Underwriter in connection with the offer and sale of the Shares.

(h) The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) For a period of 180 days after the date of the Prospectus, the Company will not (i) other than as disclosed in the Pricing Disclosure Package, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock (other than any registration statement or post effective amendment to any existing registration statement filed in accordance with the

Company’s obligations pursuant to any agreements existing on the date hereof with its stockholders), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Shares to be sold hereunder, (B) the grant by the Company of stock options, stock appreciation rights, restricted stock, restricted stock units or other stock-based awards pursuant to equity incentive plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (C) the filing of any registration statement on Form S-8 and (D) any shares of Stock of the Company issued upon the exercise of options granted under the stock-based compensation plans of the Company. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(l) hereof for an officer, director or significant securityholder of the Company by means of a letter substantially in the form of Exhibit E hereto and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit F hereto through a major news service at least two business days before the effective date of the release or waiver.

(j) The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”. Concurrently with the closing of the Underwritten Shares, the Company will issue, or cause to be issued, a redemption notice to redeem any outstanding Convertible Notes (as such term is defined in the Pricing Disclosure Package) pursuant to the terms of the indenture governing the Convertible Notes.

(k) The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(l) (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or

(ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (b) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (b) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(m) The Company will use its best efforts to list, subject to notice of issuance, the Shares on The New York Stock Exchange.

(n) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o) The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule B hereto or prepared pursuant to Sections 2(c) or 4(b) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Schedule C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, will be subject to the accuracy of the representations and warranties on the part of the Company, in the case of representations and warranties which are qualified as to materiality, and to the accuracy in all material respects of the representations and warranties on the part of the Company, in the case of representations and warranties that are not so qualified, to the accuracy in all material respects of the statements of each of the officers of the Company made pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter or letters from PricewaterhouseCoopers LLP at the date hereof in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and a letter or letters from PricewaterhouseCoopers LLP to be delivered at the Closing Date or the Additional Closing Date, as the case may be, reaffirming the statements made in each such letter or letters, except that the inquiries and procedures specified therein shall have been carried out to a specified date not more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto on or after the date of this Agreement) any change, or any development or event involving a prospective change, in the financial condition, business, properties, management, prospects or results of operations of the Company and its subsidiaries taken as one enterprise, which, in the reasonable judgment of the Representatives is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Shares; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on The New York Stock Exchange or the Nasdaq Stock Market, or any setting of minimum prices for trading on such exchanges, or any suspension of trading of any securities issued or guaranteed by the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any change in financial markets or any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives the effect of any such attack, outbreak, escalation, act, change, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Shares on the Closing Date or the Additional Closing Date, as the case may be.

(c) No event or condition of a type described in Section 2(r) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) The Representatives shall have received an opinion and a negative assurance letter, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, substantially in the forms of Exhibit A-1 and Exhibit A-2 attached hereto.

(e) The Representatives shall have received an opinion including a 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, of Marilyn J. Wasser, Executive Vice President, General Counsel and Corporate Secretary of the Company, substantially in the form of Exhibit B attached hereto.

(f) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, an opinion or opinions and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Company shall deliver to the Representatives, among other documents and certificates as the Representatives shall reasonably request including certificates of good standing from the jurisdiction of incorporation or organization of the Company and its Significant Subsidiaries and certificates of good standing and/or qualifications to do business as a foreign corporation in such jurisdictions as the Representatives reasonably request, to the extent such qualifications can be reasonably obtained, Secretary’s Certificates, dated the Closing Date or the Additional Closing Date, as the case may be, reasonably satisfactory to the Representatives which shall include the following documents with respect to the Company and Realogy Corporation: (i) certificates of incorporation or organization, (ii) by-laws or comparable organizational documents, and (iii) resolutions and minutes of the meetings of the Board of Directors of each entity and of the committees thereto, or comparable documents, in each case, relating to the Transaction Documents.

(h) The Representatives shall have received a certificate or certificates, dated the Closing Date or the Additional Closing Date, as the case may be, of an executive officer of the Company, with specific knowledge about the Company’s financial matters, satisfactory to the Representatives, in which such officer, to the best of such officer’s knowledge after reasonable investigation, shall state that the representations set forth in Sections 2(b) and 2(d) hereof are true and correct, that the respective other representations and warranties of the Company in this Agreement are true and correct, in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified, that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and that, subsequent to the date of the most recent financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto on or after the date of this Agreement) there has been no change, nor any development or event involving a prospective change, that would constitute a material adverse change in the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto on or after the date of this Agreement).

(i) The Underwriters shall have received certificates, dated the Closing Date or the Additional Closing Date, as the case may be, signed by two officers of the Company who are responsible for financial and accounting matters, substantially in the form of Exhibit C hereto, with respect to certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section (a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(k) The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on The New York Stock Exchange, subject to official notice of issuance.

(l) The “lock-up” agreements, each substantially in the form of Exhibit D-1 hereto, between you and certain securityholders, officers and directors of the Company listed in Exhibit D-2 hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its partners, members, affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed that the only such information consists of the following:                     .

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses or exposures to additional liability) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to a conflict of interest based on the advice of counsel to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by each Underwriter, and any such separate firm for the Company, its directors and its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters, on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters, on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company, without duplication, from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Default of Underwriters.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults in its obligations to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Shares by other persons on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 4 hereof and except that the provisions of Sections 7 and 9 hereof shall not terminate and shall remain in effect.

(d) As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8. Nothing in this Section 8 will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) (except for any suspension of trading of any securities of the Company), (v), (vi) or (vii) of Section 6(b), the Company will reimburse each Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares.

10. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Goldman, Sachs & Co. and J. P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by Goldman, Sachs & Co. and J. P. Morgan Securities shall be binding upon the Underwriters.

11. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by telecopy, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

(a) if to the Underwriters:

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Telecopy No.:

Confirmation No.:

Attention:

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Telecopy No.: (212) 622-8358

Confirmation No.: (212) 622-2612

Attention: Equity Syndicate Desk

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Telecopy No.: (212) 455-2502

Confirmation No.: (212) 455-7086

Attention: Arthur D. Robinson, Esq.

Attention: Marisa Stavenas, Esq.

Confirmation No: (212) 455-2303

(b) if to the Company:

Realogy Holdings Corp.

One Campus Drive

Parsippany, NJ 07054

Telecopy No.: (973) 408-7004

Confirmation No.: 973-407-5370

Attention: General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Telecopy No.: (917) 777-3497

Confirmation No.: (212) 735-3497

Attention: Stacy Kanter, Esq.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of the Company or any other person. Additionally, none of the Representatives or any Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Representatives or any other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives or an Underwriter of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company or any other person.

15. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Headings. All headings of the sections and subparts thereof of this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement.

19. Jurisdiction. The Issuer and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company and each Underwriter in accordance with its terms.

Very truly yours,

REALOGY HOLDINGS CORP.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN, SACHS & CO.

By:
Authorized Signatory

J. P. MORGAN SECURITIES LLC

By:
Authorized Signatory

For themselves and on behalf of the several other Underwriters listed in Schedule A hereto.

Schedule A

Underwriter	Number of Shares
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Agricole Securities (USA) Inc.
Comerica Securities, Inc.
CRT Capital Group LLC
Houlihan Lokey Capital, Inc.
Lebenthal & Co., LLC
Loop Capital Markets LLC
Apollo Global Securities, LLC
Total

Sch. A-1

Schedule B

a. Pricing Disclosure Package

[list each Issuer Free Writing Prospectus to be included in the Pricing Disclosure Package]

b. Pricing Information Provided Orally by Underwriters

[set out key information included in script that will be used by Underwriters to confirm sales]

Sch. B-1

Schedule C

REALOGY HOLDINGS CORP.

Pricing Term Sheet

Sch. C-1

Schedule D

Sch. D-1

Schedule E

Sch. E-1

Schedule F

Sch. F-1

Schedule G

Sch. F-1

Exhibit A

Form of Opinion and 10b-5 Statement of Skadden, Arps, Slate, Meagher & Flom LLP

Exhibit A-1

Exhibit B

Form of Opinion and 10b-5 Statement of Marilyn J. Wasser, General Counsel of the Company

Exhibit B-1

Exhibit C

Form of Chief Financial Officer and Chief Accounting Officer’s Certificate

REALOGY HOLDINGS CORP.

CHIEF FINANCIAL OFFICER AND CHIEF ACCOUNTING OFFICER’S CERTIFICATE

                    , 2012

Each of the undersigned, pursuant to Section 6(i) of the Underwriting Agreement, dated                     , 2012 (the “Underwriting Agreement”), among Realogy Holdings Corp. (formerly known as Domus Holdings Corp.) (the “Company”) and Goldman, Sachs & Co. and J. P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule A thereto, hereby certifies in his or her capacity as the chief financial officer or chief accounting officer of the Company, and not in his or her individual capacity, on behalf of the Company, that, as of the date hereof, the undersigned, has specific knowledge of the Company’s financial matters, and, based on his or her examination of the Company’s financial records and schedules undertaken by himself or herself or members of his or her staff who are responsible for the Company’s financial accounting matters, hereby certifies that:

1.	The undersigned has (i) reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus relating to the offering of the Shares, (ii) supervised the compilation of the financial data and information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (iii) read the Company’s financial statements, books and records or schedules or analyses derived therefrom that the undersigned has deemed necessary to make the certifications and to perform the procedures set forth herein.

2.	The financial and statistical data and information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Financial Data”) (i) are derived from the internal accounting records of the Company, (ii) are prepared on a basis substantially consistent with the audited financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (iii) present fairly, in all material respects, the financial position, results of operations and operational performance of the Company as of and for the periods presented.

3.	The undersigned, to his or her knowledge after inquiry of other employees of the Company, during the period of their engagement by the Company, Deloitte & Touche LLP was independent within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended.

4.	The undersigned has read each of the items identified on the attached selected pages of the Registration Statement, the Pricing Disclosure Package and the Prospectus attached hereto as Annex A and compared each such item with the corresponding amount included in the Company’s audited financial statements and notes thereto for the applicable periods and found them to be in agreement.

Exhibit C-1

Capitalized terms not defined in this certificate have the meaning ascribed to them in the Underwriting Agreement.

[Signature page follows]

Exhibit C-2

IN WITNESS WHEREOF, the undersigned have executed this certificate as of the date first written above.

By:
Name:	Anthony E. Hull
Title:	Executive Vice President,
Chief Financial Officer and Treasurer

By:
Name:	Dea Benson
Title:	Senior Vice President, Chief Accounting Officer and Controller

Exhibit C-3

Exhibit D-1

Form of Lock-up Agreement

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

As Representatives of

the several Underwriters listed in

Schedule A to the Underwriting

Agreement referred to below

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:     Realogy Holdings Corp. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Realogy Holdings Corp. (formerly known as Domus Holdings Corp.), a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), of shares of Class A Common Stock, $0.01 per share par value, of the Company (together with any class of common stock into which it may be reclassified, converted or exchanged, the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees[, as the beneficial owner of Convertible Notes of Realogy Corporation, an indirect subsidiary of the Company, which are convertible into shares of Common Stock (the “Convertible Notes”),] that, without the prior written consent of Goldman, Sachs & Co. and J.P. Morgan Securities LLC on behalf of the Underwriters (the “Representatives”), the undersigned will not, during the period ending 180 days after the effective date of the registration statement filed in connection with the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock [(which

Exhibit D-1-1

shall not, for the avoidance of doubt, include the transfer or other disposition of any Convertible Notes beneficially owned by the undersigned, which transfer or other disposition shall be subject to a letter agreement between the undersigned and the Company entered into on or prior to the date hereof)], or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Common Stock, in each case other than (A) transactions relating to Common Stock acquired in open market transactions after the completion of the Public Offering, (B) transfers of Common Stock as a bona fide gift or gifts, (C) transfers or distributions of Common Stock to any wholly-owned subsidiary or any stockholders, partners, members or similar persons of the undersigned, (D) transfers of Common Stock to any foundation, trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family members of the undersigned, and in each case such transfer does not involve a disposition for value (for purposes of this Letter Agreement, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin), (E) transfers of Common Stock to charitable organizations, family foundations or donor-advised funds at sponsoring organizations, and in each case such transfer does not involve a disposition for value, and (F) transfers of Common Stock to a nominee or custodian of a person to whom a transfer or disposition would be permitted hereunder, and (G) transfers or distributions of Common Stock to affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned; provided that (i) in the case of any transfer pursuant to clauses (B) through (G), each donee, distributee or transferee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement and (ii) in the case of any transfer pursuant to clauses (B) through (G), no filing by any party (donor, donee, distributor, distributee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer, donation or distribution (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above). [The undersigned now has, and, except as contemplated by clauses (B) through (G) above, for the duration of this Letter Agreement will have, good and marketable title to the undersigned’s Common Stock, free and clear of all liens, encumbrances and claims whatsoever.] [The undersigned, except as contemplated by clauses (B) through (G) above, for the duration of this Letter Agreement will have, good and marketable title to any Common Stock issued upon conversion of the undersigned’s Convertible Notes, including Convertible Notes acquired by the undersigned following the date hereof, free and clear of all liens, encumbrances and claims whatsoever.] [If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Common Stock the undersigned may purchase in the Public Offering.]1

[If the undersigned is an officer or director of the Company, (i) the Representatives on behalf of the Underwriters, agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Stock, the Representatives, on behalf of the Underwriters, will notify the Company

[1]	Bracketed language applies to officers and directors of the Company.

Exhibit D-1-2

of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives, on behalf of the Underwriters, hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.]2

Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Common Stock described herein, are hereby authorized to decline to make any transfer of Common Stock if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the execution of the Underwriting Agreement shall not have occurred on or before December 26, 2012, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

[Notwithstanding the foregoing, if an individual or entity (other than the Company) that beneficially owns Convertible Notes (or Common Stock issued upon conversion of Convertible Notes) is released, in full or in part, from the restrictions of any lock-up agreement with the Representatives related to the Public Offering (each, a “Lock-Up Agreement”) or enters into a Lock-Up Agreement that provides for a lock-up period that is shorter than the Lock-Up Period, then the undersigned shall be released in the same manner from the restrictions of this Letter Agreement or subject to such shorter lock-up period, as the case may be, it being understood that (i) the undersigned shall be released from the restrictions of this

[2]	Bracketed language applies to officers and directors of the Company.

Exhibit D-1-3

Letter Agreement or subject to such shorter lock-up period on the same terms as the individual or entity described above, which, for the avoidance of doubt, shall include the purpose of the release or such shorter lock-up period, and (ii) in the case where a portion of the Common Stock or the Common Stock issuable upon conversion of the Convertible Notes of such individual or entity are released from a Lock-Up Agreement or are subject to such shorter lock-up period, the same percentage of such person’s total ownership of Common Stock or Common Stock issuable upon conversion of the Convertible Notes (on an as-converted basis) held by the undersigned shall be released from the restrictions of this Letter Agreement or subject to such shorter lock-up period on the same terms.]

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Exhibit D-1-4

Exhibit D-2

List of Locked-up Parties

Exhibit D-2-1

Exhibit E

Form of Waiver of Lock-up

GOLDMAN, SACHS & CO.

J. P. MORGAN SECURITIES LLC

Realogy Holding Corp.

Public Offering of Common Stock

                    , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Realogy Holdings Corp. (formerly known as Domus Holdings Corp.) (the “Company”) of              shares of common stock, $0.01 par value (the “Common Stock”), of the Company and the lock-up letter dated             , 2012 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 20    , with respect to              shares of Common Stock (the “Shares”).

Each of Goldman, Sachs & Co. and J. P. Morgan Securities LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective             , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

GOLDMAN, SACHS & CO.

By:
Authorized Signatory

Exhibit E-1

J. P. MORGAN SECURITIES LLC

By:
Authorized Signatory

cc: Realogy Holdings Corp.

Exhibit E-2

Exhibit F

Form of Press Release

Realogy Holdings Corp. [Date]

Realogy Holdings Corp. (formerly known as Domus Holdings Corp.) (the “Company”) announced today that Goldman, Sachs & Co. and J. P. Morgan Securities LLC, the representatives of the underwriters of the Company’s recent public sale of              shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to              shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit F-1